EXHIBIT 5

BELLEVILLE, ILLINOIS
CHAMPAIGN, ILLINOIS
CHICAGO, ILLINOIS
CRYSTAL LAKE, ILLINOIS
JOLIET, ILLINOIS
LISLE, ILLINOIS
PEORIA, ILLINOIS
ROCKFORD, ILLINOIS
SPRINGFIELD, ILLINOIS
WAUKEGAN, ILLINOIS
PHOENIX, ARIZONA	222 N. LaSalle Street Suite 300 Chicago, IL 60601-1081 312-704-3000 Facsimile 312-704-3001 www.hinshawculbertson.com TSullivan@hinshawlaw.com	LOS ANGELES, CALIFORNIA
SAN FRANCISCO, CALIFORNIA
FT. LAUDERDALE, FLORIDA
JACKSONVILLE, FLORIDA
MIAMI, FLORIDA
TAMPA, FLORIDA
SCHERERVILLE, INDIANA
MINNEAPOLIS, MINNESOTA
ST. LOUIS, MISSOURI
APPLETON, WISCONSIN
MILWAUKEE, WISCONSIN

WRITER’S DIRECT DIAL 312-704-3852	FILE NO. 818997

January 13, 2003

Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160

Re:	Issuance of up to 3,400,000 Shares of common stock of Midwest Banc Holdings, Inc. Pursuant to Registration Statement on Form S-4 Filed with the Securities and Exchange Commission

Dear Gentlemen:

     We have acted as counsel to Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), in connection with the issuance of up to 3,400,000 shares of common stock, pursuant to the merger of CoVest Bancshares, Inc. with and into the Company (the “Merger”), as set forth in the Form S-4 Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission.

     As counsel for the Company, we have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Restated Certificate of Incorporation, Bylaws, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

     On the basis of the foregoing, we express the opinion that the 3,400,000 shares of common stock of the Company registered for issuance pursuant to the Registration Statement, or such lesser number of shares as may be actually issued by the Company in connection with the Merger and/or the acquisition, when issued as contemplated by the Registration Statement, will be validly authorized, legally issued, fully paid and nonassessable shares of capital stock of the Company.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to this firm in the Proxy Statement/Prospectus under the caption “Legal Matters”.

Very truly yours,

HINSHAW & CULBERTSON

/s/ Timothy M. Sullivan
Timothy M. Sullivan